                                                                   EXHIBIT 10.03

                                 March __, 1997

Steven S. Porter
Osmotics Corporation
1125 17th Street, Suite 2310
Denver, Colorado 80202

Dear Mr. Porter:

     This letter (this "Agreement") constitutes the terms and conditions of your employment by Osmotics Corporation (hereinafter referred to as "Osmotics" or the "Company).

     1.   Employment.  Effective on the date of the first closing (the
          ----------
"Effective Date") of the initial public offering by the Company of its securities (the "IPO") that is currently contemplated by that certain Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission on July 19, 1996, the Company agrees to employ you in the position of President of the Company and you agree to serve in that position. Your duties shall be such as you have performed from the date of incorporation of the Company to date and as determined from time to time by the Board of Directors of the Company commensurate in material respects with the duties expected of an officer with your title and position. You agree to devote your entire business time and effort to your employment hereunder and shall have no other employment except with the Company so long as this Agreement shall remain in effect. This provision shall not preclude passive investments which are not competitive with the Company's business and which do not require you to devote any time or effort.

     2.   Term.  This Agreement shall be effective on the Effective Date and
          ----
shall continue for a period of three (3) years thereafter (the "Term"), unless your employment is terminated prior thereto pursuant to Section 9 hereof. The Term may be extended by mutual agreement of the parties. If the Term is not so extended and your employment has not been otherwise terminated, then your employment may continue after the Term but will then be terminable by either party at will, with or without cause.

     3.   Salary.  Your annual base salary will be  one hundred thousand
          ------
dollars ($100,000) per annum from the Effective Date until the first anniversary thereof. For each remaining year of this Agreement your salary shall be not less than that in the first year or such greater amount that the Board of Directors or any Compensation Committee formed by the Board of Directors shall determine. Said salary will be paid periodically in accordance with the Company's normal payroll cycle.

     4.   Fringe Benefits.  You shall be entitled to participate in all of the
          ---------------
employee benefit plans provided by the Company, including but not limited to the medical and dental plans and the 401(k) Plan now in effect, on the same basis generally made available to its other executives.

     5.   Executive Incentive Compensation Plan.  You will be eligible to
          -------------------------------------
participate in the Company's Executive Incentive Compensation Plans when and if they exist on the same basis generally made available to its other executives. Payment of a bonus under this plan will be based upon the achievement of financial performance objectives by the Company as well as achievement of individual performance objectives by you.

     6.   Stock Options.
          -------------

          (a) You will be eligible to participate in the Company's 1997 Equity Incentive Plan (the "Plan") and any other applicable stock option or equity incentive plans the Company may adopt.

          (b) Upon the Effective Date you will be granted an incentive stock option (the "Option") to purchase one hundred thousand (100,000) shares of Common Stock of the Company (which number of shares shall be proportionately adjusted in the event the Company at any time after the date hereof splits, subdivides or combines its Common Stock) during the period commencing upon the Effective Date and ending five (5) years thereafter (the "Option Term") pursuant to the Plan and the Stock Option Agreement in the form satisfactory to the Company. The exercise price for these shares will be 110% of the price at which the shares of the Company's Common Stock are initially offered for sale to the public in the IPO. Subject to the provisions of the Plan, the Stock Option Agreement, and Section 9 hereof, the Option will vest (as proportionately adjusted in the event the Company at any time after the date hereof splits, subdivides or combines its Common Stock) and become exercisable according to the following schedule:

     On the Effective Date:  25,000 shares shall be purchasable.
     The balance of 75,000 shares shall be purchasable at the rate of 25,000 shares on each anniversary of the Effective Date until the Option is fully vested.

     7.   Expenses.  The Company will reimburse you for all reasonable and
          --------
necessary business, entertainment and travel expenses in accordance with its uniformly applied Company policies.

     8.   Vacation.  You will be entitled to up to three (3) weeks paid vacation
          --------
during each calendar year, or such greater period as the Board of Directors shall approve. Any vacation not used in one year may not be carried over to the next year; provided, in no event shall accrued but unused vacation time exceed three (3) weeks or such greater period as the Board of Directors shall approve.

     9.   Termination of Employment.
          -------------------------

          (a)  Termination By Company For Cause:  For purposes hereof, "cause"
               --------------------------------
shall mean any one or more of the following:

             (i)     A conviction of you for commission of a felony;

            (ii) Commission by you of an act of theft, embezzlement, fraud, dishonesty or a breach by you of your fiduciary duty to the Company or its subsidiaries;

           (iii) A material breach by you of a material term of this Agreement;

            (iv) A failure or refusal by you to comply in any material respect with the reasonable policies, standards or regulations of the Company if, after the Company has provided you written notice of such failure or refusal, such failure or refusal continues; and

             (v) Any gross negligence or willful misconduct by you in the performance of your duties which results in material detriment to the Company or its subsidiaries.

     The Company shall have the right to terminate your employment at any time for cause, the determination of which shall be made in good faith by the Company, effective upon providing you written notice of such termination. Upon the effective date of such termination, (i) your salary, payments and benefits under this Agreement shall terminate; (ii) the Option shall cease to vest and to the extent the Option has not vested, it shall terminate; and (iii) you may exercise the Option, to the extent the Option has vested, has not been exercised and the Option Term is not exceeded, for a period of fifteen (15) days following the date of your employment termination, and at the end of such fifteen day period, the Option shall terminate.

          (b) Termination by Company Upon Death or Disability of Employee:  The
              -----------------------------------------------------------
Company shall have the right to terminate your employment at any time upon your death or disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Committee (as such term is defined in the Plan), effective upon providing you (or your legal representative in the case of your death) written notice of such termination. Upon the effective date of such termination, (i) the Company shall pay to you (or your legal representative in the case of your death), at the times otherwise due to you, all the salary otherwise due to you under Section 3 hereof during the period beginning on the date of such termination and ending six months thereafter, but all other payments or benefits otherwise due to you hereunder shall terminate; (ii) the Option will be deemed to be immediately vested for the full number of shares that would have otherwise been purchasable under the Option if it had continued to vest pursuant to the schedule set forth in Section 6(b) during that six month period and, to the extent the Option is not deemed to be so vested, it shall terminate; (iii) you (or your legal representative in the case of your death) may exercise the Option, to the extent the Option has vested, has not been exercised and the Option Term is not exceeded, during that six month period; (iv) upon termination of that six month period, your salary, payments and benefits under this Agreement and the Option shall terminate.

          (c) Termination By Company Without Cause:  In addition to the
              ------------------------------------
Company's rights set forth in Sections 9(a) and 9(b) above, the Company shall have the right to terminate your employment at any time for any reason other than pursuant to Sections 9(a) or 9(b) above effective upon providing you written notice of such termination. Upon the effective date of such termination, (i) the Company shall pay to you, at the times otherwise due to you, all the salary, payments and benefits otherwise due to you under Sections 3 and 4 hereof during the period (the "Severance Period") beginning on the date of such termination and ending on the earlier of (A) 18 months thereafter and (B) the end of the Term, but in no event less than 6 months immediately following such termination; (ii) the Option will be deemed to be immediately vested for the full number of shares that would have otherwise been purchasable under the Option if it had continued to vest pursuant to the schedule set forth in Section 6(b) during the Severance Period and, to the extent the Option is not deemed to be so vested, it shall terminate; (iii) you may exercise the Option, to the extent the Option has vested, has not been exercised and the Option Term is not exceeded, during the Severance Period; (iv) upon termination of the Severance Period, your salary, payments and benefits under this Agreement and the Option shall terminate.

          (d) Termination By Employee:  You shall have the right to terminate
              -----------------------
your employment at any time for any reason effective upon providing the Company written notice of such termination. Upon the effective date of such termination, (i) your salary, payments and benefits under this Agreement will terminate; (ii) the Option shall cease to vest and to the extent the Option has not vested, it shall terminate; and (iii) you may exercise the Option, to the extent the Option has vested, has not been exercised and the Option Term is not exceeded, for a period of thirty (30) days following the date of such termination, and at the end of such thirty day period, the Option shall terminate.

     10.  Company Property and Confidentiality.
          ------------------------------------

     During the course of your employment you will or may become informed as to many of the Company's procedural, commercial and technical needs, problems, developments and projects, as well as activities directed thereto.

     In consideration of your employment being given or continued and the compensation herein, you hereby agree, for yourself and your heirs, executors, administrators and representative as follows:

          (a) To irrevocably assign, transfer and set over to the Company, its successors and assigns, all your rights, title and interest, including all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property and all "Moral Rights" (as defined below), in any and all creations, products, technologies, treatments, compounds, formulations, devices, designs, methods, ideas, inventions, improvements, and writings and other works of authorship, and any other subject matter which is or may become legally protectable or recognized as a form of property (collectively, the "Company Property"), which you, either solely or jointly with others, have conceived, made or suggested, or may hereafter conceive, make or suggest, during the period of your employment by Company or its successors and the six-month period next following the termination of such employment, and which in any way relate directly or indirectly to the Company's business, procedural, technical or commercial needs, problems, developments or projects or to its production, research or experimental developments and projects of every name and nature under consideration and/or being carried on by or for Company prior to termination of your employment or which in any way are likely to be of benefit to the Company; provided, that such Company Property is originated, created, developed or perfected (a) in the performance of the general duties of which you are employed, or (b) with the use of any time, material, or facilities of the Company, or (c) which directly relate to any products, technologies, treatments, compounds, formulations, devices, designs, ideas, inventions, methods, composition, process or articles of manufacture or method of doing business within the scope of the Company's field of activity or of the same general character during your employment. "Moral Rights" mean any rights to claim
                                   ------------
authorship of any Company Property or to restrain or object to any modification of any Company Property, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

          (b) To execute, acknowledge, make and deliver to the Company or its attorneys without additional compensation but without expense to you, any and all instruments, including United States and foreign patent applications, copyright and trademark applications, of securing, protecting or registering any rights embraced within this Agreement, powers of attorney, assignments, oaths or affirmations, supplemental oaths and sworn statements, and to do any and all lawful acts which in the judgment of the Company or its attorneys may be necessary or desirable to vest in or secure for or maintain for the benefit of the Company adequate patent and other rights in the United States and all foreign countries with respect to any Company Property, whether published or unpublished and whether or not the subject of statutory industrial property or copyright protection.

          (c) To disclose promptly to the Company or its attorneys, any and all Company Property when conceived or made by you and to report promptly to the Company all information of which you may become aware during your employment and which may be of benefit to the Company or which may prevent or minimize loss by the Company and of which the Company may not otherwise then have knowledge.

          (d) You understand that as part of your employment, you will have access to confidential and proprietary information respecting the Company. You agree to keep confidential and not to disclose, during or subsequent to your employment, any information of an unpublished, or confidential, or proprietary nature. You further agree not to use any information of an unpublished, or confidential, or proprietary nature which you have learned during your employment by the Company, for any subsequent employer or for your own benefit after termination of your employment by the Company. You shall keep confidential and not make any unauthorized use or disclosure, during or subsequent to your employment by the Company of any knowledge or information of an unpublished, or confidential or proprietary nature generated or otherwise acquired by you during the course of your employment by the Company, relating to the business, research, or engineering activities of the Company, or to its manufacturing processes or trade secrets, or to its sources of supply or lists of customers, or to marketing or product plans or contemplated actions of the Company, provided nothing herein shall be construed to prevent you from using your general knowledge and skill after termination of this Agreement whether acquired prior to or during your employment by the Company.

     11.  Restrictive Covenant.  You will not engage in any capacity with a
          --------------------
business that develops and markets products directly competitive with the products developed and marketed by the Company while in the employ of the Company. In the event you voluntarily terminate your employment or the Company terminates your employment for cause, during the twelve months or the maximum period permitted by applicable law (whichever is shorter) following the termination of your employment with the Company, you hereby agree not to (i) engage in any capacity in any business that develops and markets products directly competitive with the products developed and marketed by the Company or its affiliates, (ii) persuade or attempt to persuade any supplier, distributor, manufacturer, consultant or customer of the Company or its affiliates not to do business, or to reduce the amount of business it does, with the Company or its affiliates, (iii) persuade or attempt to persuade any person who then is an employee of the Company or any of its affiliates to leave the Company's or affiliate's employ or to become employed by any person other than the Company or the affiliate directly or indirectly. These restrictions shall not apply if the termination of your employment by the Company is without cause. These undertakings shall be enforceable by injunction.

     12.  Assignment.  You shall not have the right to assign any of your rights
          ----------
under this Agreement (except those under the Company's fringe benefit and stock option plans referred to herein if such plans so permit) without the prior written consent of the Company. The Company shall have the right without your consent to authorize the exercise of any of its rights under this Agreement by any person, firm or corporation that directly or indirectly controls, is controlled by, or is subject to common ownership or control with the Company or to assign this Agreement as part of the sale of its entire business.

     13.  Notice.  Any notice, request, demand or other communication required
          ------
or permitted hereunder shall be in writing and shall be deemed effective when personally served or upon receipt if deposited in the United States mail, postage prepaid, certified or registered return receipt requested, addressed to the party to be notified at the address provided above or at such other address as either party may hereafter designate by appropriate notice.

     14.  Entire Agreement.  You agree with and acknowledge to the Company that
          ----------------
you are not entitled to any additional benefits not expressly set forth herein, except as provided under the several benefit plans herein before referred to. This Agreement contains all of the agreements, understandings, conditions, representations, warranties and covenants made by the parties hereto relating to the subject matter hereof and merges all prior written or oral communications between the parties on such subject and none of such other oral or written communications shall be binding upon either of the parties. This Agreement may not be modified or amended except in writing executed by all parties.

     15.  Waiver.  No waiver by either party hereto of any breach of this
          ------
Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision hereof. The exercise of any right granted to either party hereunder shall not operate as a waiver. The termination of this Agreement or your employment shall not relieve either party of its respective obligations accruing prior thereto, nor impair or prejudice the respective rights of either party against the other, which rights by their nature survive such termination, including, without limitation each party's obligations under Sections 9(c), 10, 11, 12 and 18 hereof.

     16.  Enforceability.  Should any provision of this Agreement or the
          --------------
application thereof, to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application thereof, other than those provisions held invalid or enforceable, shall not be affected thereby and shall continue to be valid and enforceable to the fullest extent permitted by law or equity.

     17.  Governing Law, Jurisdiction.  This Agreement shall be construed and
          ---------------------------
interpreted pursuant to the laws of the State of Colorado applicable to agreements made and to be performed entirely therein and the parties hereto submit and consent to the sole jurisdiction of the courts of the State of Colorado, including Federal Courts located therein, should Federal jurisdiction requirements exist, in any action brought to enforce (or otherwise relating to) this contract, provided that nothing contained in this paragraph 17 shall effect the requirement that any dispute relating to this Agreement be submitted to arbitration pursuant to paragraph 18 hereof.

     18.  Resolution of Disputes; Arbitration.
          -----------------------------------

          (a) In the event of a dispute between the Company and you regarding this Agreement, the interpretation thereof or performance thereunder, counsel for the Company and your counsel shall attempt in good faith to resolve such dispute.

          (b) In the event such dispute cannot be resolved in accordance with paragraph 18(a), either the Company or you may submit the dispute to arbitration in Denver, Colorado, in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association (the "rules"). Each party shall appoint an arbitrator; the two arbitrators so appointed shall select a neutral third arbitrator from the American Arbitration Association panel as provided in the Rules.

          (c) The award of the arbitrators shall be final and binding, shall be the sole remedy of the parties for such dispute and may be enforced by a court of competent jurisdiction.

          (d) Unless the arbitrators find that exceptional circumstances require otherwise, the arbitrators will grant the prevailing party in arbitration its costs of arbitration and reasonable attorneys' fees as part of the arbitration award.

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     If you are in agreement with the foregoing, please indicate so in the space provided below whereupon this shall constitute the full agreement between us.

                              OSMOTICS CORPORATION


                              By:
                                 ______________________________
Agreed and accepted:



_____________________________
Francine E. Porter

Date:__________________, 1997

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